CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Currency-Linked Partial Principal at Risk	$7,500,000	$534.75
Securities due 2015

November 2010 Pricing Supplement No. 568 Registration Statement No. 333-156423 Dated November 23, 2010 Filed pursuant to Rule 424(b)(2)
S T R U C T U R E D   I N V E S T M E N T S
Opportunities in Currencies

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar
Brazilian real + Canadian dollar + Norwegian krone + Russian ruble + South African rand

The securities are senior unsecured obligations of Morgan Stanley, pay interest semi-annually at a rate of 2.00%, provide for a minimum payment amount at maturity of only 90% of principal and have the terms described in this pricing supplement, as supplemented by the accompanying prospectus supplement for partial principal at risk security and prospectus.  At maturity, an investor will receive for each $1,000 stated principal amount of securities that the investor holds an amount in cash that may be more than, equal to or less than the stated principal amount based on the performance of the basket of five currencies as a whole.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.
FINAL TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$7,500,000
Issue price:	$1,000 per security (see “Commissions and Issue Price” below)
Stated principal amount:	$1,000 per security
Pricing date:	November 23, 2010
Original issue date:	November 29, 2010 (3 business days after the pricing date)
Maturity date:	May 22, 2015
Minimum payment amount:	$900 per security (90% of the stated principal amount)
Interest:	2.00% per annum
Interest payment period	Semi-annually
Interest payment dates:
Each May 22 and November 22, beginning May 22, 2011, provided that if any such day is not a business day, that interest payment will be made on the next succeeding business day and no adjustment will be made to any interest payment made on that succeeding business day.

Basket:
The basket consists of three emerging markets currencies and two developed market currencies (equally weighted among themselves) valued relative to the U.S. dollar (each a “basket currency”), as follows:

	Basket Currencies	Weighting	Initial Exchange Rate	Reference Source
	Brazilian real (“BRL”)	20%	1.7336	Reuters page “BRFR”
	Canadian dollar (“CAD”)	20%	1.02105	Reuters page “WMRSPOT09”
	Norwegian krone (“NOK”)	20%	6.0906	Reuters page “WMRSPOT06”
	Russian ruble (“RUB”)	20%	31.2635	Reuters page “EMTA”
	South African rand (“ZAR”)	20%	7.0735	Reuters page “ECB37”
Payment at maturity:
If the basket appreciates relative to the U.S. dollar (i.e. the basket performance is positive):
$1,000 + supplemental redemption amount
If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e. the basket performance is zero or negative):
$1,000 + ($1,000  x   basket performance), subject to the minimum payment amount
If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $900 per security.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate.
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	100%
Currency performance:
With respect to each basket currency:
 (initial exchange rate / final exchange rate) – 1
Under the terms of the securities, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of such basket currency as represented by the following formula: currency performance x weighting
Initial exchange rate:	With respect to each basket currency, the exchange rate on the pricing date
Final exchange rate:	With respect to each basket currency, the exchange rate on the valuation date
Exchange rate:	With respect to each basket currency, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.
Valuation date:	May 19, 2015
CUSIP / ISIN:	617482KD5 / US617482KD50
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Issuer
Per Security	100%	3.00%	97.00%
Total	$7,500,000	$225,000	$7,275,000
(1)   The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of securities purchased by that investor.  The lowest price payable by an investor is $990.00 per security.  Please see “Syndicate Information” on page 6 for further details.
(2)   Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of 3.00% for each security they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Prospectus Supplement dated October 27, 2010
Prospectus dated December 23, 2008

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

How Do Currency Exchange Rates Work?

▪	Exchange rates reflect the amount of one currency that can be exchanged for a unit of another currency.

▪
The basket performance represents the combined performance of the basket currencies relative to the U.S. dollar as expressed by the exchange rates of the basket currencies from the pricing date to the valuation date.

▪
The exchange rate for each of the basket currencies is expressed as the number of units of that currency per U.S. dollar.  As a result, a decrease in the exchange rate means that the relevant basket currency has appreciated / strengthened relative to the U.S. dollar.  This means that one (1) unit of the relevant basket currency can purchase more U.S. dollars on the valuation date than it did on the pricing date.  Viewed another way, it takes fewer of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.

In the example below, an investor holding U.S. dollars could purchase 1.6956 Brazilian real with $1.00 on the pricing date.  If those Brazilian real were converted back into U.S. dollars on the valuation date, the investor would receive $1.10 (i.e., 110% of the original $1.00) because 1.54145 Brazilian real would be exchanged for $1.00, and the remaining 0.15415 Brazilian real would be exchanged for an additional $0.10 at an exchange rate of 1.54145 Brazilian real per dollar on the valuation date. Accordingly, from the point of view of a U.S. dollar investor, the Brazilian real has strengthened relative to the U.S. dollar by 10%:

Pricing Date (# BRL / 1 USD)	Valuation Date (# BRL / 1 USD)
1.6956	1.54145

▪
Conversely, an increase in the exchange rate means that the relevant basket currency has depreciated / weakened relative to the U.S. dollar.  This means that one (1) unit of the relevant basket currency can purchase fewer U.S. dollars on the valuation date than it did on the pricing date.  Viewed another way, it takes more of the relevant basket currency to purchase one (1) U.S. dollar on the valuation date than it did on the pricing date.

In the example below, an investor holding U.S. dollars could purchase 1.6956 Brazilian real with $1.00 on the pricing date.  If those Brazilian real were converted back into U.S. dollars on the valuation date, the investor would receive $0.90 (i.e., 90% of the original $1.00) because the 1.6956 Brazilian real held by the investor would be exchanged for only $0.90 at an exchange rate of 1.884 real per dollar on the valuation date. Accordingly, from the point of view of a U.S. dollar investor, the Brazilian real has weakened relative to the U.S. dollar by 10%:

Pricing Date (# BRL / 1 USD)	Valuation Date (# BRL / 1 USD)
1.6956	1.884

Actual exchange rates on the pricing date and the valuation date will vary from those used in the examples above.

November 2010	Page 2

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Fact Sheet

The securities are senior unsecured obligations of Morgan Stanley, pay interest semi-annually at a rate of 2.00% per annum, provide for upside exposure to the basket of currencies, provide for a minimum payment amount at maturity of only 90% of principal and have the terms described in this pricing supplement, as supplemented by the accompanying prospectus supplement and prospectus.  At maturity, an investor will receive for each $1,000 stated principal amount of securities that the investor holds an amount in cash that may be more than, equal to or less than the stated principal amount based on the performance of the basket as a whole.  The securities are senior securities issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the securities, including the minimum payment amount, are subject to the credit risk of Morgan Stanley.

Key Dates
Pricing date:	Original issue date:	Maturity date:
November 23, 2010	November 29, 2010 (3 business days after the pricing date)	May 22, 2015
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$7,500,000
Basket:
The basket consists of three emerging markets currencies and two developed market currencies (equally weighted among themselves) valued relative to the U.S. dollar (each a “basket currency”), as follows:

Basket Currencies	Weighting	Initial Exchange Rate	Reference Source
Brazilian real (“BRL”)	20%	1.7336	Reuters page “BRFR”
Canadian dollar (“CAD”)	20%	1.02105	Reuters page “WMRSPOT09”
Norwegian krone (“NOK”)	20%	6.0906	Reuters page “WMRSPOT06”
Russian ruble (“RUB”)	20%	31.2635	Reuters page “EMTA”
South African rand (“ZAR”)	20%	7.0735	Reuters page “ECB37”
Issue price:	$1,000 per security (see “Syndicate Information” on page 6)
Stated principal amount:	$1,000 per security
Interest:	2.00% per annum
Interest payment period	Semi-annually
Interest payment dates:
Each May 22 and November 22, beginning May 22, 2011, provided that if any such day is not a business day, that interest payment will be made on the next succeeding business day and no adjustment will be made to any interest payment made on that succeeding business day.

Issuer call right:	None
Denominations:	$1,000 and integral multiples thereof
Minimum payment amount:	$900 per security (90% of the stated principal amount)
Payment at maturity:
The following payment at maturity calculation supersedes in its entirety the applicable calculation in “Payment at Maturity” in the accompanying prospectus supplement:
If the basket appreciates relative to the U.S. dollar (i.e. the basket performance is positive):
$1,000 + supplemental redemption amount
If the basket depreciates or does not appreciate relative to the U.S. dollar (i.e. the basket performance is zero or negative):
$1,000 + ($1,000  x   basket performance), subject to the minimum payment amount
If the basket depreciates, the basket performance will be negative and the payment at maturity will be less than the stated principal amount of $1,000 per security by an amount that is proportionate to the percentage depreciation of the basket.  However, under no circumstances will the payment at maturity be less than the minimum payment amount of $900 per security.

Supplemental redemption amount:	$1,000 times the basket performance times the participation rate.
Basket performance:	Sum of the currency performance values of each of the basket currencies.

A depreciation of one or more basket currencies will partially or wholly offset any appreciation in any of the other basket currencies such that the basket performance as a whole may be less than zero, in which case you will lose some of your investment.
Please see “Hypothetical Payout on the Securities” starting on page 7 for full examples of how to calculate the basket performance at maturity.

Currency performance:
With respect to each basket currency:
(initial exchange rate / final exchange rate) – 1
Under the terms of the securities, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Risk Factors:	Please see “Risk Factors” beginning on page 10.

November 2010	Page 3

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of such basket currency as represented by the following formula: currency performance x weighting
Participation rate:	100%
Initial exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the pricing date (see “Basket—Initial Exchange Rate” above).
Final exchange rate:	With respect to each basket currency, the exchange rate as posted on the applicable reference source on the valuation date.

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of the Securities – General Terms of the Securities – Some Definitions” in the accompanying prospectus supplement.

Exchange rate:
With respect to each basket currency, the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.

If any basket currency is lawfully eliminated, converted, redenominated or exchanged by the country that issued such basket currency after the pricing date and prior to the valuation date, the calculation agent, in its sole discretion, will determine the final exchange rate (or make such adjustment to the initial exchange rate) on the valuation date, in accordance with legal requirements and market practice.

Valuation date:	May 19, 2015

General Information
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	617482KD5
ISIN:	US617482KD50
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:
The securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the securities, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of the contingent payment on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the securities generally will be treated as ordinary income.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the securities.

We have determined that the “comparable yield” for the securities is a rate of 3.0665% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the projected payment schedule consists of the following payments:

Date	Projected Payment
May 22, 2011	$9.61
November 22, 2011	$10.00
May 22, 2012	$10.00
November 22, 2012	$10.00
May 22, 2013	$10.00
November 22, 2013	$10.00
May 22, 2014	$10.00
November 22, 2014	$10.00
May 22, 2015	$1,060.81

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the securities, and we make no representation regarding the actual amounts that will be paid on a security.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Agent:	MS & Co.
Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Payment currency:	U.S. dollars

November 2010	Page 4

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Use of proceeds and hedging:
The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the securities by taking positions in forwards and options contracts on the basket currencies.  Such purchase activity could have increased the values of the basket currencies relative to the U.S. dollar on the pricing date, and, therefore, the value relative to the U.S. dollar that each of the basket currencies must attain on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the securities.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment

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Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or Morgan Stanley Smith Barney LLC (“MSSB”) or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of securities by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the securities through MSSB, as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc ("MSIP") and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  Selected dealers, including MSSB, and their financial advisors will collectively receive from the Agent, MS & Co., a fixed sales commission of 3.00% for each security they sell.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Syndicate Information
Issue price of the securities	Selling concession	Principal amount of securities for any single investor
100.00%	3.00%	<$1MM
99.50%	2.50%	≥$1MM and <$3MM
99.25%	2.25%	≥$3MM and <$5MM
99.00%	2.00%	≥$5MM

The agent may reclaim selling concessions allowed to dealers in connection with the offering if, within 30 days of the offering, the agent repurchases the securities distributed by such dealers.

This is a summary of the terms and conditions of the securities.  We encourage you to read the accompanying prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

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Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Hypothetical Payout on the Securities

Presented below are three full examples showing how to calculate the payment at maturity.

The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.  Currency exchange rates or basket performances used in the examples below are hypothetical and do not reflect actual exchange rates or basket performances.

Example 1:  The basket performance is positive.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
BRL	20%	1.69560	1.54145	10%
CAD	20%	1.02000	0.92727	10%
NOK	20%	5.79440	5.26764	10%
RUB	20%	30.33310	27.57555	10%
ZAR	20%	6.92740	6.29764	10%

Basket performance = Sum of currency performance values

[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  20%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  20%, plus
[(Initial NOK exchange rate / Final NOK exchange rate) – 1]  x  20%, plus
[(Initial RUB exchange rate / Final RUB exchange rate) – 1]  x  20%, plus
[(Initial ZAR exchange rate / Final ZAR exchange rate) – 1]  x  20%

So, using the hypothetical exchange rates above:

[(1.69560 / 1.54145) – 1] x 20% = 2.00%, plus
[(1.02000 / 0.92727) – 1] x 20% = 2.00%, plus
[(5.79440 / 5.26764) – 1] x 20% = 2.00%, plus
[(30.33310 / 27.57555) – 1] x 20% = 2.00%, plus
[(6.92740 / 6.29764) – 1] x 20% = 2.00%

Hypothetical basket performance	=	10%

Payment at maturity	=	$1,000 + supplemental redemption amount

Participation rate	=	100%

Supplemental redemption amount	=	$1,000 x basket performance x participation rate

	=	$1,000 x 10% x 100% = $100

Because the basket performance is greater than zero, investors would receive a supplemental redemption amount.  Therefore, the total payment at maturity per security would be $1,100, which is the sum of the $1,000 stated principal amount and the supplemental redemption amount of $100.

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Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Example 2:  The basket performance is negative.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
BRL	20%	1.69560	1.54145	10%
CAD	20%	1.02000	1.13333	-10%
NOK	20%	5.79440	7.24300	-20%
RUB	20%	30.33310	27.57555	10%
ZAR	20%	6.92740	7.69711	-10%

Basket performance = Sum of currency performance values

[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  20%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  20%, plus
[(Initial NOK exchange rate / Final NOK exchange rate) – 1]  x  20%, plus
[(Initial RUB exchange rate / Final RUB exchange rate) – 1]  x  20%, plus
[(Initial ZAR exchange rate / Final ZAR exchange rate) – 1]  x  20%

So, using the hypothetical exchange rates above:

[(1.69560 / 1.54145) – 1] x 20% = 2.00%, plus
[(1.02000 / 1.13333) – 1] x 20% = –2.00%, plus
[(5.79440 / 7.24300) – 1] x 20% = –4.00%, plus
[(30.33310 / 27.57555) – 1] x 20% = 2.00%, plus
[(6.92740 / 7.69711) – 1] x 20% = –2.00%

Hypothetical basket performance	=	-4.00%

Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum
		payment amount of $900

	=	$1,000 + ($1,000 x (-4.00%))

	=	$1,000 + (-$40)

	=	$960

The basket performance may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the securities as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.  In this example, the appreciation of the Brazilian real and the Russian ruble would be more than offset by the depreciation of the Canadian dollar, Norwegian krone and South African rand.

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Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Example 3: The basket performance is significantly less than zero.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
BRL	20%	1.69560	1.61486	5%
CAD	20%	1.02000	1.27500	-20%
NOK	20%	5.79440	8.27771	-30%
RUB	20%	30.33310	43.33300	-30%
ZAR	20%	6.92740	5.77283	20%

Basket performance = Sum of currency performance values

[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  20%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  20%, plus
[(Initial NOK exchange rate / Final NOK exchange rate) – 1]  x  20%, plus
[(Initial RUB exchange rate / Final RUB exchange rate) – 1]  x  20%, plus
[(Initial ZAR exchange rate / Final ZAR exchange rate) – 1]  x  20%

So, using the hypothetical exchange rates above:

[(1.69560 / 1.61486) – 1] x 20% = 1.00%, plus
[(1.02000 / 1.27500) – 1] x 20% = –4.00%, plus
[(5.79440 / 8.27771) – 1] x 20% = –6.00%, plus
[(30.33310 / 43.33300) – 1] x 20% = –6.00%, plus
[(6.92740 / 5.77283) – 1] x 20% = 4.00%

Hypothetical basket performance	=	–11.00%

Payment at maturity	=	$1,000 + ($1,000 x basket performance); subject to the minimum payment amount of $900

	=	$1,000 + ($1,000 x (–11.00%))

	=	$1,000 + (–$110)

	=	$890; subject to the minimum payment amount of $900

In this example, since $890 is less than the minimum payment amount of $900, the investor would receive the minimum payment amount.

November 2010	Page 9

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Risk Factors

The securities are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the securities.  Accordingly, you should consult your own financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of such securities in light of your particular circumstances.  The securities are not secured debt and investing in the securities is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the securities.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.

▪
The securities provide a minimum payment amount of only 90% of principal.  The terms of the securities differ from those of ordinary debt securities in that the securities provide for a minimum payment amount of only 90% of the principal at maturity.  If the basket as a whole has depreciated, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security by an amount proportionate to the decrease in the value of the basket, subject to the minimum payment amount of $900 per security (90% of the stated principal amount).

▪
The return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.  The overall return on your investment in the securities may be less than the amount that would be paid on conventional debt securities issued by us with maturities comparable to that of the securities, which will be approximately 4.5 years from the issue date. The semi-annual interest payments of 2.00% per annum, the supplemental redemption amount, if any, and the return of the stated principal amount of the securities at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

▪
The securities are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the securities. Under the terms of the securities, Morgan Stanley is obligated to return to you 90% of the stated principal amount at maturity, even if the value of the basket decreases by more than 10%.  However, as with an ordinary debt security, you are dependent on Morgan Stanley’s ability to pay all amounts due on the securities at maturity and on each interest payment date and therefore you are subject to the credit risk of Morgan Stanley.  The securities are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the securities.

▪
Currency exchange risk. Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the securities.  Exchange rate movements for a particular currency against the U.S. dollar are volatile and are the result of numerous factors specific to that country and the United States including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to different regions.  Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.  Of particular importance to potential currency exchange risk are: (i) rates of inflation; (ii) interest rate levels; (iii) balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the U.S.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the U.S. and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the securities and the return on an investment in the securities.

▪
Government intervention could materially and adversely affect the value of the securities.  Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies and the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the securities is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.

November 2010	Page 10

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

▪
The recent global financial crisis may heighten currency exchange risks.  In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the basket currencies relative to the U.S. dollar.  For example, the Russian Central Bank devalued the ruble several times at the end of 2008 in response to economic and market conditions, primarily significant decreases in the price of oil.  Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the securities and your return on your investment in the securities at maturity.  The basket of currencies has been volatile in recent periods and we can give no assurance that this volatility will not continue in the future.  See the historical graph under “Basket Overview” and “Historical Information”.

▪
Many unpredictable factors will affect the value of the securities.  These include: (i) exchange rates of the basket currencies; (ii) interest rate levels; (iii) volatility of the basket currencies; (iv) geopolitical conditions and economic, financial; regulatory, political, judicial or other events that affect foreign exchange markets; (v) the time remaining to the maturity; (vi) availability of comparable instruments; (vii) intervention by the governments of the related basket currencies and the U.S.; and (viii) any actual or anticipated changes in our credit ratings or credit spreads.  In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention.  As a result, the market value of the securities will vary and sale of the securities prior to maturity may result in a loss.

▪
Even though the basket currencies trade around-the-clock, the securities will not. Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the securities, if any, will not conform to the hours during which the underlying basket currencies are traded.  Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the securities.  Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.

▪
Changes in the value of one or more of the basket currencies may offset each other. A decrease in the value of one or more of the basket currencies may wholly or partially offset any increase in the value of the other basket currencies.

▪
Consisting mostly of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations. The securities are linked to the performance of a basket consisting mostly of emerging markets currencies.  There is an increased risk of significant adverse fluctuations in the performance of currencies of less developed and less stable economies.  Currencies of emerging economies are often subject to more frequent and larger central bank interventions than currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country, which may negatively affect the value of the securities.  For special risks related to the basket currencies, please see the relevant descriptions under “Annex I––Certain Additional Currency Exchange Rate Risks” in the accompanying prospectus supplement.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging its obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co. as a result of dealer discounts, mark-ups or other transaction costs.

November 2010	Page 11

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

▪
The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities.  As calculation agent, Morgan Stanley Capital Services Inc., which we refer to as MSCS, will determine the initial exchange rate and the final exchange rate for each basket currency, the currency performance values and the basket performance, and will calculate the amount you will receive at maturity.  Any of these determinations made by MSCS in its capacity as calculation agent, including with respect to the calculation of any exchange rate in the event of a discontinuance of reporting of any basket currency’s exchange rate, may adversely affect the payout to you at maturity.

▪
The securities will not be listed on any securities exchange and secondary trading may be limited.  The securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the securities.  MS & Co. may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪
Hedging and trading activity by our subsidiaries could adversely affect the value of the securities. One or more of our subsidiaries have carried out, and will continue to carry out, hedging activities related to the securities (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Some of our subsidiaries also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the value of one or more of the basket currencies relative to the U.S. dollar on the pricing date and, as a result, the values relative to the U.S. dollar that such basket currencies must attain on the valuation date before you receive a payment at maturity that exceeds the stated principal amount of the securities.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the exchange rates of one or more of the basket currencies on the valuation date and, accordingly, the amount of cash you will receive at maturity.

November 2010	Page 12

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Historical Information

The first graph below sets forth the basket performance for the period from January 1, 2005 through November 23, 2010.  The graph illustrates the effect of any offset and/or correlation among the basket currencies during such period.  The graph does not attempt to show your expected return on an investment in the securities at maturity.  The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2005 through November 23, 2010.  The related graphs set forth exchange rates of each basket currency relative to the U.S. dollar for such period.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.

Basket Historical Performance January 1, 2005 to November 23, 2010

November 2010	Page 13

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

BRL (# BRL / 1 USD)	High	Low	Period End
2005
First Quarter	2.7640	2.5665	2.6790
Second Quarter	2.6588	2.3325	2.3325
Third Quarter	2.4870	2.2140	2.2275
Fourth Quarter	2.3800	2.1615	2.3355
2006
First Quarter	2.3364	2.1040	2.1640
Second Quarter	2.3525	2.0555	2.1650
Third Quarter	2.2244	2.1230	2.1690
Fourth Quarter	2.1912	2.1294	2.1364
2007
First Quarter	2.1523	2.0444	2.0594
Second Quarter	2.0478	1.9045	1.9290
Third Quarter	2.0930	1.8336	1.8336
Fourth Quarter	1.8390	1.7330	1.7800
2008
First Quarter	1.8306	1.6689	1.7519
Second Quarter	1.7444	1.5915	1.6037
Third Quarter	1.9634	1.5600	1.9046
Fourth Quarter	2.5127	1.9176	2.3145
2009
First Quarter	2.4473	2.1765	2.3228
Second Quarter	2.2737	1.9231	1.9518
Third Quarter	2.0092	1.7670	1.7670
Fourth Quarter	1.7866	1.6989	1.7445
2010
First Quarter	1.8950	1.7200	1.7813
Second Quarter	1.8836	1.7270	1.8047
Third Quarter	1.7926	1.6873	1.6873
Fourth Quarter (through November 23, 2010)	1.7416	1.6530	1.7357

Brazilian real January 1, 2005 to November 23, 2010 (expressed as units of BRL per 1 USD)

November 2010	Page 14

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

CAD (# CAD / 1 USD)	High	Low	Period End
2005
First Quarter	1.2554	1.2012	1.2104
Second Quarter	1.2694	1.2143	1.2251
Third Quarter	1.2437	1.1630	1.1630
Fourth Quarter	1.1939	1.1501	1.1620
2006
First Quarter	1.1721	1.1316	1.1686
Second Quarter	1.1710	1.0986	1.1170
Third Quarter	1.1417	1.1037	1.1180
Fourth Quarter	1.1657	1.1153	1.1657
2007
First Quarter	1.1845	1.1540	1.1540
Second Quarter	1.1594	1.0585	1.0653
Third Quarter	1.0787	0.9923	0.9923
Fourth Quarter	1.0208	0.9204	0.9984
2008
First Quarter	1.0349	0.9753	1.0253
Second Quarter	1.0294	0.9838	1.0215
Third Quarter	1.0752	0.9999	1.0644
Fourth Quarter	1.2962	1.0627	1.2188
2009
First Quarter	1.3012	1.1797	1.2602
Second Quarter	1.2600	1.0812	1.1623
Third Quarter	1.1675	1.0646	1.0695
Fourth Quarter	1.0848	1.0236	1.0532
2010
First Quarter	1.0758	1.0104	1.0153
Second Quarter	1.0710	0.9986	1.0639
Third Quarter	1.0656	1.0168	1.0292
Fourth Quarter (through November 23, 2010)	1.0336	1.0001	1.0247

Canadian dollar January 1, 2005 to November 23, 2010 (expressed as units of CAD per 1 USD)

November 2010	Page 15

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

NOK (# NOK / 1 USD)	High	Low	Period End
2005
First Quarter	6.5725	6.0732	6.3385
Second Quarter	6.5940	6.2433	6.5328
Third Quarter	6.6665	6.2191	6.5468
Fourth Quarter	6.7991	6.4232	6.7442
2006
First Quarter	6.8351	6.5140	6.5525
Second Quarter	6.5043	5.9881	6.2213
Third Quarter	6.5960	6.1221	6.5329
Fourth Quarter	6.7760	6.0949	6.2356
2007
First Quarter	6.4893	6.0823	6.0823
Second Quarter	6.1266	5.8944	5.8944
Third Quarter	5.9717	5.3869	5.3869
Fourth Quarter	5.6076	5.2715	5.4371
2008
First Quarter	5.5628	5.0653	5.0950
Second Quarter	5.2290	4.9638	5.0891
Third Quarter	5.8628	5.0497	5.8628
Fourth Quarter	7.2228	5.9069	6.9538
2009
First Quarter	7.2152	6.2838	6.7370
Second Quarter	6.8341	6.1658	6.4311
Third Quarter	6.5652	5.7726	5.7726
Fourth Quarter	5.8784	5.5299	5.7935
2010
First Quarter	6.0997	5.6088	5.9421
Second Quarter	6.7073	5.8525	6.4996
Third Quarter	6.4437	5.8512	5.8768
Fourth Quarter (through November 23, 2010)	6.1054	5.7316	6.1054

Norwegian krone January 1, 2005 to November 23, 2010 (expressed as units of NOK per 1 USD)

November 2010	Page 16

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

RUB (# RUB / 1 USD)	High	Low	Period End
2005
First Quarter	28.1950	27.4487	27.8621
Second Quarter	28.6800	27.7080	28.6300
Third Quarter	28.8312	28.1600	28.4977
Fourth Quarter	28.9814	28.4295	28.7414
2006
First Quarter	28.7414	27.6651	27.7049
Second Quarter	27.7165	26.7316	26.8455
Third Quarter	27.0500	26.6726	26.7958
Fourth Quarter	26.9797	26.1704	26.3255
2007
First Quarter	26.5990	25.9736	25.9860
Second Quarter	26.0426	25.6854	25.7449
Third Quarter	25.8902	24.8588	24.8588
Fourth Quarter	25.0505	24.2850	24.6006
2008
First Quarter	24.7859	23.4511	23.4929
Second Quarter	23.8930	23.3179	23.4446
Third Quarter	25.7442	23.1577	25.6439
Fourth Quarter	29.5807	25.7333	29.4027
2009
First Quarter	36.3701	29.1475	33.9540
Second Quarter	34.1815	30.5471	31.1527
Third Quarter	32.7668	29.9966	30.0154
Fourth Quarter	30.8339	28.6880	30.0350
2010
First Quarter	30.4861	29.1362	29.4205
Second Quarter	31.8000	28.9194	31.2095
Third Quarter	31.2763	29.6850	30.5350
Fourth Quarter (through November 23, 2010)	31.3863	29.7325	31.3863

Russian ruble January 1, 2005 to November 23, 2010 (expressed as units of RUB per 1 USD)

November 2010	Page 17

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

ZAR (# ZAR / 1 USD)	High	Low	Period End
2005
First Quarter	6.3600	5.6538	6.2395
Second Quarter	6.9200	5.9463	6.6495
Third Quarter	6.8650	6.2550	6.3701
Fourth Quarter	6.7830	6.2815	6.3288
2006
First Quarter	6.3547	5.9590	6.1765
Second Quarter	7.4267	5.9606	7.1739
Third Quarter	7.7837	6.7325	7.7837
Fourth Quarter	7.8787	6.9362	7.0060
2007
First Quarter	7.5035	7.0045	7.2638
Second Quarter	7.2850	6.8885	7.0430
Third Quarter	7.4750	6.8210	6.8698
Fourth Quarter	7.0629	6.4986	6.8625
2008
First Quarter	8.1725	6.7363	8.0905
Second Quarter	8.1475	7.4740	7.8194
Third Quarter	8.3456	7.2200	8.2865
Fourth Quarter	11.5650	8.2415	9.5250
2009
First Quarter	10.6448	9.2950	9.5026
Second Quarter	9.3604	7.7140	7.7140
Third Quarter	8.2623	7.3162	7.5098
Fourth Quarter	7.9653	7.2365	7.3980
2010
First Quarter	7.8005	7.2850	7.2850
Second Quarter	7.9563	7.2288	7.6710
Third Quarter	7.7528	6.9442	6.9630
Fourth Quarter (through November 23, 2010)	7.1147	6.7749	7.1147

South African rand January 1, 2005 to November 23, 2010 (expressed as units of ZAR per 1 USD)

November 2010	Page 18

Currency-Linked Partial Principal at Risk Securities due May 22, 2015
Based on the Performance of a Basket of Five Currencies Relative to the U.S. Dollar

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  You should read the prospectus in that registration statement, the prospectus supplement and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at .www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at .www.sec.gov as follows:

Prospectus Supplement dated October 27, 2010
Prospectus dated December 23, 2008

Terms used in this pricing supplement are defined in the prospectus supplement or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

November 2010	Page 19